UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 2, 2014

(Date of earliest event reported)

Rosetta Resources Inc.

(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Bagby Street, Suite 1600 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

713-335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2014 (the “Amendment Effective Date”), Rosetta Resources Inc. (the “Company”) entered into the Omnibus Eighth Amendment to Amended and Restated Senior Revolving Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto. The Amendment, among other things, (i) authorizes redemption of the Company’s 9.500% Senior Notes due 2018, (ii) permits the Company to increase or decrease the aggregate principal amount of the Commitments (as defined in the Credit Agreement) provided that the aggregate Commitments do not exceed the then existing Borrowing Base (as defined in the Credit Agreement) and (iii) increases the limitation on the lease payments to $25,000,000 for any period of twelve consecutive calendar months.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Omnibus Eighth Amendment to Amended and Restated Senior Revolving Credit Agreement, effective as of April 2, 2014, among Rosetta Resources Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2014	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Eighth Amendment to Amended and Restated Senior Revolving Credit Agreement, effective as of April 2, 2014, among Rosetta Resources Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.